Filed with the Securities and Exchange Commission on March 28, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SANGOMA TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Ontario, Canada	Not Applicable
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

100 Renfrew Drive, Suite 100
Markham, Ontario, L3R 9R6
Tel: 905-474-1990
Attention: Larry Stock

(Address and telephone number of registrant’s principal executive offices)

CT Corporation System

28 Liberty St.

New York, New York 10005

Tel: (212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Jared D. Kaplan Norton Rose Fulbright US LLP 1301 Avenue of the Americas New York, NY 10019-6022 Tel: (212) 318-3011	Samantha Reburn General Counsel & Corporate Secretary 100 Renfrew Drive, Unit 100 Markham, ON, Canada, L3R 9R6 Tel: +1 905-474-1990

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933, as amended.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March 28, 2023

PROSPECTUS

Sangoma Technologies Corporation

12,271,637 Common Shares

This prospectus relates to the resale or other disposition, from time to time, of 12,271,637 of our Common Shares, no par value (the “Common Shares”), by the selling shareholders identified in this prospectus (each, a “Selling Shareholder” and collectively, the “Selling Shareholders”). The Common Shares to which this prospectus relates and being offered hereunder were previously issued or are to be issued to the Selling Shareholders pursuant to the terms of that certain Stock Purchase Agreement, dated as of January 28, 2021 (the “Original StarBlue Acquisition Agreement”), by and among Sangoma Technologies US Inc., Sangoma Technologies Corporation, StarBlue Inc., Blue Face Holdings Limited, Star2Star Holdings, LLC and the Sellers’ Representative named therein, as amended by that certain Amendment No. 1 to the Stock Purchase Agreement, dated as of March 27, 2023 (the “StarBlue Amendment,” and together with the Original StarBlue Acquisition Agreement, the “Amended StarBlue Acquisition Agreement”), as further described in this prospectus.

We are registering the resale of the Common Shares covered by this prospectus on behalf of the Selling Shareholders. Our registration of the Common Shares covered by this prospectus does not mean that the Selling Shareholders will offer or sell any of the Common Shares nor does it require us to issue any additional Common Shares. We will not receive any of the proceeds from the sale of the Common Shares by the Selling Shareholders.

The Selling Shareholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may from time to time offer and sell some or all of the Common Shares held by them on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, on the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices, as described in more detail in this prospectus. Additional information on the Selling Shareholders, and the times and manner in which the Selling Shareholders may offer and sell or otherwise dispose of their Common Shares offered under this prospectus, is provided under the sections entitled “Selling Shareholders” and “Plan of Distribution” in this prospectus.

The Selling Shareholders may sell any, all or none of the Common Shares offered by this prospectus from time to time and we do not know when or in what amount the Selling Shareholders may sell the Common Shares hereunder following the effective date of the registration statement of which this prospectus forms a part.

Our Common Shares are currently traded on the (1) Toronto Stock Exchange (the “TSX”) under the trading symbol “STC” and (2) Nasdaq Global Select Market (“NASDAQ”) under the symbol “SANG”. The last reported sale price of our Common Shares on March 27, 2023 was approximately $3.34 per Common Share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

We are an “emerging growth company” and a “foreign private issuer” as defined under applicable U.S. federal securities law and are, therefore, subject to reduced public company reporting requirements for this prospectus and future filings. See, “Prospectus Summary - Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer.”

Investing in OUR Common Shares involveS SIGNIFICANT risks. Before buying any Common Shares, you are urged to read carefully the section entitled “Risk Factors” beginning on page 13 of this prospectus, AND “RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 40-F FOR THE FISCAL YEAR ENDED JUNE 30, 2022.

NONE OF the Securities and Exchange Commission (the “SEC” or “commission”), the ontario securities Commission, any state securities commission nor any other regulatory body has approved or disapproved of the Common shares covered by this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2023

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Shareholders may, at any time and from time to time, offer and sell the securities described in this prospectus in one or more offerings. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

When the Selling Shareholders sell any securities using this prospectus, we will provide, to the extent necessary, a prospectus supplement that will contain specific information about the terms of that offering, including the number of Common Shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering described in the prospectus supplement. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement, together with any additional information described under the headings “Where You Can Find Additional Information” and “Documents Incorporated by Reference” before deciding to invest in any of our Common Shares being offered. The information contained in this prospectus and any supplement to this prospectus, or incorporated by reference herein, is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely solely on the information contained in this prospectus, including information incorporated by reference herein, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Shareholders have authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it in any respect. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the Common Shares offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

We are a company incorporated under the laws of Ontario, Canada. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Unless indicated otherwise or the context otherwise requires, all references to the term “Sangoma,” the “Company,” “we,” “us,” “our” and similar terms refer to Sangoma Technologies Corporation, together with its subsidiaries.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information included in this prospectus and in the documents incorporated by reference herein may contain forward-looking information pertaining to, but not limited to, the completion of the offering and timing thereof; the expenses of the offering; the amount and use of the net proceeds from the offering; and statements relating to our financial outlook and anticipated events or results and may include information regarding our financial position, business strategy, growth strategies, addressable markets, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate is forward-looking information.

In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans,” “targets,” “expects” or “does not expect,” “is expected,” “an opportunity exists,” “budget,” “scheduled,” “estimates,” “outlook,” “forecasts,” “projection,” “prospects,” “strategy,” “intends,” “anticipates,” “does not anticipate,” “believes,” or variations of such words and phrases or statements that certain actions, events or results “may,” “could,” “would,” “might,” “will,” “will be taken,” “occur” or “be achieved” and the negative of these terms and similar terminology. In addition, any statements in this prospectus or in the documents incorporated by reference herein that refer to expectations, intentions, projections or other characterizations of future events or circumstances, comprise forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances as at the date such statements are made. This forward-looking information includes, among other things, statements relating to: the timing of obtaining all required regulatory approvals, including the TSX and NASDAQ, with respect to the offering; expectations regarding industry trends; our growth rates and growth strategies; addressable markets for our products and services; the achievement of advances in and expansion of our products and services; expectations regarding our revenue and the revenue generation potential of our products and services; our business plans and strategies; and our competitive position in our industry.

The forward-looking information included in this prospectus and in the documents incorporated by reference herein reflect the Company’s current views with respect to future events and are subject to risks and uncertainties and are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political and social uncertainties and contingencies, many of which, with respect to future events, are subject to change. Some of the risks and other factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained herein include, but are not limited to, changes in exchange rate between the Canadian dollar and other currencies (in particular the United States’ dollar), changes in technology, changes in the business climate, changes to macroeconomic conditions, including rising interest rates and the occurrence of (or fears of an impending) an economic recession, and the failure in March 2023 of Silicon Valley Bank and Signature Bank, and the resulting impact on the stability of the global financial markets at large. Risks related to the COVID-19 (coronavirus) pandemic, changes in the regulatory environment, the imposition of tariffs, the decline in the importance of the PSTN (as hereinafter defined), impairment of goodwill and new competitive pressures, and acts of terrorism and war, hostilities and conflicts, including, but not limited to, Russia’s invasion of Ukraine in February 2022.

Forward-looking information is necessarily based on a number of opinions, estimates and assumptions that we considered appropriate and reasonable as of the date such statements are made, are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information, including but not limited to the “Risk Factors” section of our Annual Information Form, as well as those contained or incorporated in this prospectus. Our Annual Information Form and other filings with securities commissions or similar authorities in Canada and the United States are available under our profile on SEDAR at www.sedar.com and our profile on EDGAR at www.sec.gov.

If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail in the documents incorporated by reference herein should be considered carefully by prospective investors.

Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. No forward-looking information is a guarantee of future results.

This prospectus may contain forward-looking statements that may constitute “future-oriented financial information” or “financial outlook information” (collectively, “FOFI”) and such information has been prepared by the Company to provide reasonable estimates and to provide an outlook of Sangoma’s activities and results. Accordingly, such information may not be appropriate for other purposes. Actual results of operations and the resulting financial results may vary materially from the amounts set forth in any FOFI. Any FOFI speaks only as of the date on which it is made and, except as may be required by applicable securities laws, we disclaim any intent or obligation to update any FOFI, whether as a result of new information, future events or results or otherwise.

OUR COMPANY

Generally

Sangoma is a leading cloud communications company that provides a complete range of integrated, in-house developed Communications as a Service (CaaS) and Managed Service Provider (MSP) solutions for businesses of all sizes, including managed security, managed SD-WAN and managed access. Sangoma’s products and services are used by leading companies throughout the world and in leading UC, PBX, IVR, contact center, carrier networks, and data communication applications worldwide. Sangoma’s portfolio of products also enable service providers, enterprises, small to mid-sized businesses, and original equipment manufacturers alike to leverage their existing infrastructure for maximum financial return, while still delivering the most advanced applications and services from the latest technologies available.

Sangoma’s cloud-based communication services include Unified Communication (UcaaS) business communications, Contact Center as a Service (CcaaS), Video Meetings as a Service (MaaS), Collaboration as a Service (Collab aaS), Communications Platform as a Service (CpaaS), Trunking as a Service (TaaS), Fax as a Service (FaaS), Device as a Service (DaaS), and Access Control as a Service (AcaaS). In addition, Sangoma offers a full line of communications Products, including premise-based UC systems, a full line of desk phones and headsets, and a complete connectivity suite (gateways/SBCs/telephony cards). Sangoma’s products and services are used in leading UC, PBX, IVR, contact center, carrier networks, office productivity, and data communication applications worldwide. Sangoma is also the primary developer and sponsor of Asterisk and FreePBX, the world’s two most widely used open-source communication software projects.

Recent Developments

NetFortris Acquisition

On March 28, 2022, the Company acquired all of the shares of NetFortris Corporation (the “NetFortris Acquisition”). Under the terms of the related stock purchase agreement, Sangoma acquired all of the shares of NetFortris for consideration of (i) 1,494,536 Common Shares issued at closing, (ii) net cash consideration of $48.71 million, and (iii) up to $12 million in contingent consideration if certain business performance metrics are met after 12 months from the closing date.

TSX and Nasdaq Listings

On November 1, 2021, our Common Shares were delisted from the TSX Venture Exchange and listed for trading on the TSX under the trading symbol “STC”. On December 16, 2021, our Common Shares were listed for trading on NASDAQ under the trading symbol “SANG”.

Share Consolidation

On November 2, 2021, the Company implemented a consolidation of its outstanding Common Shares on the basis of one new Common Share for every seven currently outstanding Common Shares.

StarBlue Acquisition

On March 31, 2021, the Company acquired (the “StarBlue Acquisition”) all of the shares of StarBlue Inc. (the parent company of Star2Star Communications, LLC (“Star2Star”)) from Star2Star Holdings, LLC and Blue Face Holdings Limited. The Company paid an aggregate purchase price of $381,636,405, which was comprised of $109,392,033 cash consideration (adjusted from $105,000,000 as a result of initial closing adjustments), 15,714,285 Common Shares at a discounted value of $258,975,372, and an additional consideration payable for future tax benefit in the amount of $13,269,000. The Company issued 3,018,685 Common Shares (3,142,857 Common Shares less 124,172 Common Shares representing a holdback for indemnification purposes) upon the closing of the StarBlue Acquisition, with the remaining 12,571,428 Common Shares to be issued and distributed in fourteen quarterly installments commencing on April 1, 2022. The Company acquired Star2Star to expand and broaden its suite of service offerings, add key customers and realize synergies by removing redundancies. The StarBlue Acquisition was consummated pursuant to the Original StarBlue Acquisition Agreement, which was subsequently amended on March 27, 2023 pursuant to the StarBlue Amendment. See “StarBlue Acquisition” below. The StarBlue Acquisition was a significant acquisition under National Instrument 51-102 – Continuous Disclosure Obligations and the Company filed a Form 51-102F4 – Business Acquisition Report on SEDAR on June 14, 2021, which is available under the Company’s SEDAR profile at www.sedar.com.

July 2020 Prospectus Offering

On July 30, 2020, Sangoma completed an offering by way of a prospectus supplement to the Company’s short form base shelf prospectus dated June 29, 2020, of 5,000,857 Common Shares at a price of C$16.10 per (pre-consolidation) Common Share for aggregate gross proceeds of C$80,513,800 (the “2020 Offering”) The 2020 Offering was completed through a syndicate of underwriters (the “2020 Offering Underwriters”), led by Cormark Securities Inc. The 2020 Offering Underwriters were paid a cash commission of 6.0% of the gross proceeds of the 2020 Offering in consideration for the services rendered by them.

.e4 LLC Acquisition

On February 29, 2020 the Company acquired e4, LLC in order to strengthen its sales capabilities in its open source ecosystem.

VI Acquisition

On October 18, 2019, Sangoma Technologies U.S. Inc., a wholly owned subsidiary of Sangoma Technologies Inc., acquired (the “VI Acquisition”) from certain vendors all the membership interest of VoIP Innovations, a U.S.-based company pursuant to a purchase agreement with an initial consideration of $36,000,000 consisting of $30,000,000 in cash (subject to certain post-closing adjustments), the issuance of 785,773 (pre-consolidation) Common Shares valued at $6,000,000 based on the ten (10) day volume weighted average price of the Common Shares and the exchange rate as of October 16, 2019 and additional consideration of up to $6,000,000 if certain performance milestones were met (the “Contingent Consideration”). As the performance milestones were not met, the Contingent Consideration payment was nil.

July 2019 Bought Deal

On July 16, 2019, Sangoma completed a short-form bought deal prospectus offering of 2,120,928 (pre-consolidation) Common Shares at a price of C$10.85 per Common Share for aggregate gross proceeds of C$23,012,075 (the “2019 Bought Deal”). The 2019 Bought Deal was completed through a syndicate of underwriters (the “Bought Deal Underwriters”) co-led by Acumen Capital Finance Partners Limited and Cormark Securities Inc., and including INFOR Financial Inc., PI Financial Corp. and Beacon Securities Limited. The Bought Deal Underwriters were paid a cash commission of 6.0% of the gross proceeds of the 2019 Bought Deal in consideration for the services rendered by them.

Credit Facility

On October 18, 2019 the Company entered into a new credit agreement (the “Original Credit Agreement”) in favor of its subsidiaries, Sangoma Technologies Inc. and Sangoma US Inc. (the “Borrowers”) with inter alia The Toronto-Dominion Bank and The Bank of Montreal, as lenders (the “Lenders”). Under the terms of the Original Credit Agreement, the Lenders provided the Borrowers with a term loan facility to refinance the Company’s existing credit facilities and to fund part of the VI Acquisition. On March 31, 2021 the Company entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) which amended and restated the Original Credit Agreement to allow the Company to fund part of the StarBlue Acquisition. On March 28, 2022 the Company entered into the second amended and restated credit agreement (the “Second Amended and Restated Credit Agreement”) which amended and restated the Amended and Restated Credit Agreement to allow the Company to fund part of the NetFortris Acquisition. The Second Amended and Restated Credit Agreement is comprised of: (i) a $6 million revolving credit facility; (ii) a $21.75 million term credit facility, which was used to partially fund the VI Acquisition; (iii) a $45.94 million term credit facility, which was used to partially fund the StarBlue Acquisition; (iv) a $45 million term credit facility, which was used to partially fund the NetFortris Acquisition; and (v) a $1.5 million swingline credit facility. On June 28, 2022, the Company entered into the first amendment to the Second Amended and Restated Credit Agreement to reflect certain administrative amendments and to amend the amount of the Term 3 Facility quarterly principal instalments.

Implications of Being an “Emerging Growth Company” and a Foreign Private Issuer

Emerging Growth Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an “emerging growth company” until the earliest to occur of: (i) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more; (ii) June 30, 2027 (the last day of the fiscal year ending after the fifth anniversary of the effective date of our registration statement on Form F-10 previously filed with the SEC); (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; or (iv) the date we qualify as a “large accelerated filer” under the rules of the SEC, which means the market value of our Common Shares held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter after we have been a reporting company in the United States for at least 12 months. For so long as we remain an “emerging growth company,” we are permitted to and intend to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”). We may take advantage of some, but not all, of the available exemptions available to “emerging growth companies.”

Foreign Private Issuer

We report under the Exchange Act as a non-U.S. company with foreign private issuer status, and as long as we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including: (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time.

Corporate Information

The full corporate name of the Company is “Sangoma Technologies Corporation.” The Company was formed on July 1, 2001 by way of a vertical short-form amalgamation among Sangoma.com Inc. and two of its wholly-owned subsidiaries, 1056574 Ontario Limited and 883750 Ontario Limited, pursuant to the Business Corporations Act (Ontario). Pursuant to the Amalgamation, all of our Common Shares in the capital of Sangoma.com Inc. converted into common shares of the capital of the amalgamated corporation, then named “Sangoma.com Inc.” Subsequently, on October 18, 2001, the Company changed its name to “Sangoma Technologies Corporation”.

The registered and head office of Sangoma is located at 100 Renfrew Drive, Suite 100, Markham, Ontario L3R 9R6. The Company’s website address is: www.sangoma.com. The information on Sangoma’s website is not incorporated by reference in this prospectus.

Our Annual Information Form and other filings with securities commissions or similar authorities in Canada and the United States are available under our profile on SEDAR at www.sedar.com and our profile on EDGAR at www.sec.gov.

ABOUT THIS OFFERING

Common Shares (post-consolidation) currently issued and outstanding (as of March 27, 2023):	23,895,511 Common Shares.

Common Shares offered by the Selling Shareholders:	Up to 12,271,637 Common Shares, issued and issuable to, and held from time to time by, the Selling Shareholders pursuant to the terms of the Amended StarBlue Acquisition Agreement (see “StarBlue Acquisition” below).

Use of Proceeds:	We will not receive any proceeds from the sale of the Common Shares by the Selling Shareholders. All net proceeds from the sale of the Common Shares covered by this prospectus will go to the Selling Shareholders. See “Use of Proceeds.”

Risk Factors:	You should read the “Risk Factors” section starting on page 13 of this prospectus, and “Risk Factors” beginning on page 19 in our Annual Report on Form 40-F for the year ended June 30, 2022, incorporated by reference herein, and other information included or incorporated by reference in this prospectus, for a discussion of factors to consider carefully before deciding to invest in our securities.

TSX and NASDAQ symbols:	Our Common Shares are currently traded on the TSX under the trading symbol “STC” and NASDAQ under the symbol “SANG”.

Unless otherwise indicated, the number of Common Shares outstanding prior to and after this offering is based on 23,895,511 Common Shares outstanding as of March 27, 2023 (on a post-consolidation basis).

RISK FACTORS

An investment in our Common Shares is speculative and involves a high degree of risk that should be carefully considered by a prospective purchaser. Before deciding whether to invest in our Common Shares, prospective investors should carefully consider, in light of their own financial circumstances, the risks described below and those incorporated by reference in this prospectus, including in the Annual Information Form for the fiscal year ended June 30, 2022, and those described in our Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Registrant for the year ended June 30, 2022. See “Documents Incorporated by Reference”. The risks discussed below also include forward-looking information and our actual results may differ substantially from those discussed in this forward-looking information. See “Note Regarding Forward-Looking Statements.”

Risks Related to an Investment in Our Securities and this Offering

There is no guarantee that any of our Common Shares will earn any positive return in the short term or long term.

An investment in our Common Shares is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in our Common Shares is appropriate only for investors who have the capacity to absorb a loss of some or all of such investment.

Our Common Shares may be diluted by future issuances

We may sell additional Common Shares or other securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares or other securities to finance future acquisitions. Any further issuances of Common Shares will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings.

We cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other securities that are convertible or exchangeable into Common Shares, shareholders will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of our stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares may decrease due to the additional amount of Common Shares available in the market.

Future sales, or the perception of future sales, of Common Shares by existing shareholders could adversely affect prevailing market prices for the Common Shares.

Sales of a large number of Common Shares in the public markets, or the potential for such sales, could decrease the trading price of the Common Shares. If any significant shareholder decides to liquidate all or a significant portion of the Common Shares held, it could adversely affect the price of the Common Shares. Our Common Shares may be sold into the market from time to time, and we cannot predict the effect, if any, such sales of the Common Shares may have on the market price of our Common Shares, including the Common Shares being offered hereby.

If a United States person is treated as owning at least 10% of our Common Shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a United States person is treated as owning (directly, indirectly, or constructively) at least 10% of the value or voting power of our Common Shares, such person may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group. Because our group includes one or more U.S. subsidiaries, if we incorporate subsidiaries in foreign jurisdictions, such subsidiaries may be treated as controlled foreign corporations (regardless of whether or not we are treated as a controlled foreign corporation). A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income,” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may toll the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due. We cannot provide any assurances that we will assist investors in determining whether any of our non-U.S. subsidiaries is treated as a controlled foreign corporation or whether any investor is treated as a United States shareholder with respect to any such controlled foreign corporation or furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A United States investor should consult its advisors regarding the potential application of these rules to an investment in our Common Shares.

Dual listed shares may be exposed to increased volatility.

The Company’s listing on both the TSX and NASDAQ may increase volatility due to the ability to buy and sell Common Shares in two places, different market conditions in different capital markets, and different trading volumes, This may result in less liquidity on both exchanges, different liquidity levels, and different prevailing trading prices.

Our constating documents permit us to issue additional securities in the future, including Common Shares, without additional shareholder approval.

Our articles permit us to issue an unlimited number of Common Shares. We anticipate that we will, from time to time, issue additional Common Shares in the future, including in connection with potential acquisitions. Subject to the requirements of the TSX and the Nasdaq, we will not be required to obtain the approval of shareholders for the issuance of additional Common Shares. Any further issuances of Common Shares will result in immediate dilution to existing shareholders and may have an adverse effect on the value of their shareholdings.

Pursuant to the terms of our acquisition of StarBlue and its subsidiary Star2Star, we issued 3,018,685 Common Shares (on a post-consolidation basis) on March 31, 2021 and were committed to issue an additional 12,695,600 Common Shares over the subsequent five years, with 9,124,128 Common Shares remaining to be issued over the next three years.

If securities or industry analysts do not publish research or reports about our business, or if they downgrade our Common Shares, the price of our Common Shares could decline.

The trading market for our Common Shares depends, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our stock or publish inaccurate or unfavorable research about our business, the price of our Common Shares would likely decline. In addition, if our results of operations fail to meet the forecast of analysts, the price of our Common Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our Common Shares could decrease, which might cause the price and trading volume of our Common Shares to decline.

Risks Related to Our Business and Operations

Material and adverse developments impacting the financial services industry at large, including the occurrence of actual (or widespread concerns regarding the potential occurrence of) defaults, illiquidity, operational failures and non-performance by financial institutions and critical counterparties, could have a material and adverse effect on our business, financial condition and results of operations.

The occurrence of actual (or widespread concerns regarding the potential occurrence of) illiquidity, operational failures, defaults, non-performance or other material and adverse developments that impact financial institutions and transactional counterparties, or other entities within the financial services industry at large, have previously caused, and could continue to cause, market-wide liquidity issues, bank-runs and general contagion across the global financial industry. For example, on March 10, 2023, Silicon Valley Bank (“SVB”) was closed by the California Department of Financial Protection and Innovation and the Federal Deposit Insurance Corporation (the “FDIC”) was subsequently appointed as a receiver. Similarly, on March 12, 2023, Signature Bank and Silvergate Capital Corp. were each placed into receivership. While the U.S. Federal Reserve Board, the FDIC and the U.S. Department of Treasury collectively agreed to guarantee all deposits, above and beyond the limit on insured deposits of $250,000 at these financial institutions, there can be no assurance that there will not be additional bank failures or issues in the broader financial system. Likewise, there is no guarantee that any of the U.S. Department of Treasury, the FDIC or the Federal Reserve Board will provide access to any additional uninsured funds in the future in the event of the closure or failure of any other banks or financial institutions, or that they would do so promptly or in a timely fashion. Additionally, substantial and rapid increases in interest rates and inflation have led to a decline in the trading value of previously issued government securities with interest rates below current market interest rates. While the U.S. Department of Treasury, Federal Reserve Board and the FDIC have announced a program to provide up to $25 billion of loans to financial institutions secured by certain of such government securities held by financial institutions to mitigate the risk of potential losses on the sale of such instruments, the liquidity needs of financial institutions, including as a result of widespread demands for customer withdrawals, may exceed the capacity of such program.

Furthermore, we and other parties with who we conduct business and engage commercially may be unable to access critical funds in deposit accounts or other accounts held with a closed or failing financial institution or pursuant to lending arrangements with such financial institutions. Accordingly, in such instance, our ability to pay our obligations, and any of our counterparties’ ability to pay their respective obligations, or enter into new commercial arrangements requiring additional payments, could be materially and adversely affected. Counterparties to SVB credit agreements and arrangements, and third parties such as beneficiaries of letters of credit, among others, could experience direct and indirect impacts from financial institutions in the future and uncertainty remains over liquidity concerns in the broader financial services industry. Any material and adverse effects from the foregoing could additionally impact the broader capital markets and, in turn, our ability to access those markets.

As a “foreign private issuer” and “emerging growth company,” we are subject to different U.S. securities laws and rules, and qualify for exemptions from certain disclosure requirements, which may limit the information publicly available to our shareholders.

We are a “foreign private issuer” as such term is defined in Rule 405 under the U.S. Securities Act, and are permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare our disclosure documents filed under the Exchange Act in accordance with Canadian disclosure requirements.

Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. As a result, we will not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors, and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell shares, as the reporting deadlines under the corresponding Canadian insider reporting requirements are longer.

As a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements. We are also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While we expect to comply with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the Exchange Act and Regulation FD and shareholders should not expect to receive in every case the same information at the same time as such information is provided by U.S. domestic companies.

In addition, as a foreign private issuer, we have the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to U.S. securities laws, and provided that we disclose the requirements we are not following and describe the Canadian practices we follow instead. As a result, our shareholders may not have the same protections afforded to shareholders of U.S. domestic companies that are subject to all U.S. corporate governance requirements. If we cease to qualify as a foreign private issuer, we will be subject to the same reporting requirements and corporate governance requirements as a U.S. domestic issuer which may increase our costs of being a public company in the United States.

We are also an “emerging growth company” as defined in the JOBS Act. We will remain an “emerging growth company” until the earliest to occur of: (i) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more; (ii) June 30, 2027 (the last day of the fiscal year ending after the fifth anniversary of the effective date of our registration statement on Form F-10); (iii) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; or (iv) the date we qualify as a “large accelerated filer” under the rules of the SEC, which means the market value of our Common Shares held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter after we have been a reporting company in the United States for at least 12 months. For so long as we remain an “emerging growth company,” we are permitted to and intend to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of Sarbanes-Oxley. We may take advantage of some, but not all, of the available exemptions available to “emerging growth companies.” In the event we no longer qualify as an “emerging growth company,” we would be subject to heightened reporting and disclosure requirements, rules and regulations that will make our business activities and operations more time-consuming and costly. Likewise, we cannot predict if investors will find our Common Shares less attractive because of our reliance on these exemptions. If some investors find our Common Shares less attractive after losing our “emerging growth company” status, there may be a less active trading market for our Common Shares and our share price may be more volatile.

Forward Looking Information and FOFI May Prove Inaccurate

Readers are cautioned not to place undue reliance on forward-looking information or FOFI. By their nature forward-looking information and FOFI involve numerous assumptions, known and unknown risks and uncertainties, of both a general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking information and/or FOFI or contribute to the possibility that predictions, forecasts or projections will prove to be materially inaccurate. See “Note Regarding Forward-Looking Statements.”

STARBLUE ACQUISITION

On March 31, 2021, the Company acquired (the “StarBlue Acquisition”) all of the shares of StarBlue Inc. (“StarBlue”) from Star2Star Holdings, LLC and Blue Face Holdings Limited pursuant to the Original StarBlue Acquisition Agreement. In connection with the Original StarBlue Acquisition Agreement, the Company paid an aggregate purchase price of $381,636,405, which was comprised of $109,392,033 cash consideration (adjusted from $105,000,000 as a result of initial closing adjustments), 15,714,285 Common Shares at a discounted value of $258,975,372, and an additional consideration payable for future tax benefit in the amount of $13,269,000. The Company additionally issued 3,018,685 Common Shares (3,142,857 Common Shares less 124,172 Common Shares representing a holdback for indemnification purposes) on closing of the StarBlue Acquisition, with the remaining 12,571,428 Common Shares to be issued and distributed in fourteen quarterly installments commencing on April 1, 2022 (the “Common Shares Consideration”). As of the date hereof, 9,142,856 of the Common Shares Consideration remain to be issued, and we subsequently agreed, in accordance with the Registration Rights Supplemental Agreement (as defined below), to prepare and file a registration statement on Form F-3 to provide for the resale of an aggregate number of Common Shares equal to (i) 3,147,509 Common Shares, which are currently held by the Selling Shareholders and previously issued by the Company pursuant to the terms of the Original StarBlue Acquisition Agreement, and (ii) 9,124,128 Common Shares which remain to be issued as Common Share Consideration to the Selling Shareholders. On March 27, 2023, the parties to the StarBlue Acquisition amended the Original StarBlue Acquisition Agreement, pursuant to the StarBlue Amendment, in order to accelerate the issuance of the remaining portion of the Common Shares Consideration previously agreed to under the terms of the Original StarBlue Acquisition Agreement. In accordance with the StarBlue Amendment, the remaining portion of the Common Shares Consideration not yet issued will be issued promptly following the effectiveness date of the registration statement of which this prospectus forms a part.

The foregoing description of the StarBlue Acquisition does not purport to be complete and is qualified in its entirety by reference to the Amended StarBlue Acquisition Agreement, which we have filed with the SEC and incorporated by reference herein.

USE OF PROCEEDS

We are registering the resale of the Common Shares being offered by this prospectus by the Selling Shareholders. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the Common Shares covered hereby. The net proceeds from the sale of any of the Common Shares offered by this prospectus will be received by the Selling Shareholders.

With respect to the registration of the Common Shares being offered by this prospectus, the Selling Shareholders will pay any underwriting discounts and commissions incurred by them in disposing of the Common Shares. All other costs, fees and expenses incurred in effecting the registration of the Common Shares covered by this prospectus, including all registration and filing fees, and fees of our counsel and our independent registered public accountants, will be borne equally by the Company, on the one hand, and the Selling Shareholders, on the other.

capitalization AND INDEBTEDNESS

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2022. The information in this table should be read in conjunction with and is qualified by reference to the financial information thereto and other financial information incorporated by reference into this prospectus, including our financial statements and related notes included in our Form 40-F, incorporated by reference herein.

U.S. dollars in thousands (except number of shares and per share data)
Cash and cash equivalents	$6,799
Restricted Cash	-
Total Cash	6,799
Indebtedness:
Long-term liabilities	187,741
Shareholders’ equity:
Common Shares (actual)	23,066,378
Common Shares (to be issued)	151,315
Share capital	228,727
Contributed Surplus	17,232
Accumulated other comprehensive income	1,488
Deficit	(108,961)

Total shareholders’ equity	289,801
Total capitalization	$477,542

The above discussion and table are based on 23,066,378 Common Shares outstanding as of December 31, 2022. Our capitalization and indebtedness will be updated and superseded by information set forth in a prospectus supplement to this prospectus or in a report on Form 6-K or an Annual Report on Form 40-F subsequently incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital summarizes certain provisions contained in our articles and by-laws. There summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of our articles and by-laws, which have been filed under our profile on SEDAR at www.sedar.com

Our authorized share capital consists of an unlimited number of Common Shares. Each Common Share entitles the holder thereof to: (i) receive notice of, attend and vote at all meetings of the shareholders of the Company; (ii) the right to one vote at all such meetings; (iii) receive and participate equally and rateably in any dividends declared on the Common Shares, if and when declared by the Board in their sole discretion; and (iv) receive and participate equally and rateably in any distribution of the assets of the Company in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its shareholders for the purpose of winding up its affairs.

The Company has not declared or paid dividends in the last three years and the Company currently intends to retain any future earnings to fund the development and growth of its business and pay down debt and does not currently anticipate paying dividends on the Common Shares. Any determination to pay dividends in the future will be at the direction of the Board of the Directors and will depend on many factors, including, among others, the Company’s financial condition, current and anticipated cash requirements, contractual restrictions and financing agreement covenants, solvency tests imposed by applicable corporate law and other factors that the Board of Directors may deem relevant.

The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal transfer office in Toronto, Ontario.

SELLING SHAREHOLDERS

The Common Shares being offered by the Selling Shareholders under this prospectus are for the account of the Selling Shareholders and were issued (or are issuable) to them in connection with the terms of a private placement made pursuant to the terms of the Amended StarBlue Acquisition Agreement. Other than the relationships described herein, to our knowledge, the Selling Shareholders are not employees or suppliers of ours or our affiliates. Within the past three years, other than the relationships described herein, the Selling Shareholders have not held a position as an officer or a director of ours, nor have any of the Selling Shareholders had any material relationship of any kind with us or any of our affiliates. All information with respect to share ownership has been furnished by the Selling Shareholders, unless otherwise noted. The Common Shares being offered are being registered to permit public secondary trading of such Common Shares and each Selling Shareholder may offer all or part of the Common Shares the Selling Shareholder owns for resale from time to time pursuant to this prospectus and in accordance with applicable law. None of the Selling Shareholders have any family relationships with our officers, directors or controlling shareholders.

A Selling Shareholder who is an affiliate of a broker-dealer and any participating broker-dealer are deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any commissions or discounts given to any such selling shareholder or broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act.

The term “Selling Shareholder(s)” also includes any transferees, pledgees, donees, or other successors in interest to the Selling Shareholders named in the table below. Unless otherwise indicated, to our knowledge, the person named in the table below has sole voting and investment power (subject to applicable community property laws) with respect to the Common Shares set forth opposite such person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to the named Selling Shareholders who are able to use this prospectus to resell the Common Shares offered hereby.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act and includes Common Shares with respect to which each Selling Shareholder has voting and investment power. The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the Common Shares held by the Selling Shareholders. The second column lists the number of Common Shares beneficially owned by the Selling Shareholders based on their ownership of Common Shares as of March 28, 2023.

The third column lists the maximum number of Common Shares being offered by this prospectus by the Selling Shareholders. The number of Common Shares that may actually be sold by the Selling Shareholders may be fewer than the number of Common Shares being offered by this prospectus.

The fourth column assumes the sale of all the Common Shares offered by the Selling Shareholders pursuant to this prospectus. The first column lists the Selling Shareholders and other information regarding the beneficial ownership of the Common Shares held by them.

This prospectus generally covers the resale of the maximum number of Common Shares issued and issuable to them in accordance with the Amended StarBlue Acquisition Agreement. Because the number of Common Shares may be adjusted for reverse and forward share splits, share dividends, share combinations and other similar transactions, the number of Common Shares that will actually be issued may be more or less than the number of Common Shares set forth below as being offered by this prospectus. The number of Common Shares does not reflect this limitation. The Selling Shareholders may sell all, some or none of their Common Shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Number of Common Shares Owned Prior to Offering		Maximum Number of Common Shares to be Offered Pursuant to this		Number of Common Shares Owned After Offering
	Number(1)	Percent	Prospectus		Number(2)	Percent(2)
Star2Star Holdings, LLC(3)	3,304,953	10.0%	3,304,953	(4)	-	0
Old Town Gelato, LLC(3)	7,079,816	21.43%	6,992,915		86,901	0.26%
NSG III S2S (Unblocked), L.P.(5)	1,355,666	4.10%	1,355,666		-	0
NSG III S2S (Blocked) Subsidiary, L.P.(5)	618,103	1.87%	618,103		-	0

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. In accordance with Rule 13d-3 of the Exchange Act, such amounts include Common Shares to be issued within 60 days, post-acceleration, in connection with the StarBlue Amendment.
(2)	Assumes the sale of all of the Common Shares (being offered pursuant to this prospectus) to third parties, if any.
(3)	Norman Worthington has been the Chairman of our Board of Directors since the StarBlue Acquisition. Mr. Worthington was also a Company employee from April 2021 to May 15, 2022 to assist with the integration of StarBlue following the StarBlue Acquisition and was recently appointed our Interim Executive Chairman following the departure of our Chief Executive Officer effective February 27, 2023. Mr. Worthington beneficially owns, controls or directs, directly or indirectly, his Common Shares through Old Town Gelato, LLC and Star2Star Holdings, LLC.
(4)	Includes Common Shares distributed or to be distributed to members and former employees in transactions exempt from registration under the Securities Act, including the Common Shares to be offered pursuant to this prospectus by the other Selling Shareholders.
(5)	Marc Lederman has been a member of our Board of Directors since March 2021, following the StarBlue Acquisition. Mr. Lederman currently serves as a member of the Audit Committee as well as a member of the Corporate Governance Committee and Chair of the Compensation and Nominating Committee. Mr. Lederman beneficially owns, controls or directs, directly or indirectly, his Common Shares through NSG III S2S (Blocked) Subsidiary L.P. and NSG III S2S (Unblocked) L.P.

PLAN OF DISTRIBUTION

We are registering the offer and sale, from time to time, by the Selling Shareholders of 12,271,637 of our Common Shares. We will not receive any of the proceeds from the sale of the Common Shares by the Selling Shareholders. The aggregate proceeds to the Selling Shareholders from the sale of the Common Shares will be the purchase price of the Common Shares sold less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of any Common Shares covered by this prospectus. The Selling Shareholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Common Shares to be made directly or through agents.

Upon effectiveness of the registration statement of which this prospectus forms a part, the securities beneficially owned by the Selling Shareholders covered by this prospectus may be offered and sold from time to time by the Selling Shareholders. Notwithstanding the foregoing, each Selling Shareholder is subject to our Insider Trading Policy and therefore subject to our regular pre-clearance procedures for trading of our Common Shares.

As of the date of this prospectus, we have not been advised by the Selling Shareholders as to any plan of distribution. Distributions of any Common Shares by the Selling Shareholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which our Common Shares may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The Selling Shareholders and any of their permitted transferees may sell their Common Shares offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions, including:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions, including through bidding, auction or other process;

•	settlement of short sales;

•	to or through underwriters or broker-dealers, including underwritten offerings;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

•	by distributing to their (or their affiliates’) limited partners, general partners, members, stockholders or other equityholders, who in turn will resell for their own accounts pursuant to this prospectus;

•	through a trading plan entered into by the Selling Securityholders pursuant to Rule 10b5-1 under the Exchange Act, that is in place at the time of an offering pursuant to this prospectus (and any applicable prospectus supplement hereto) that provides for periodic sales of the Selling Shareholders’ Common Shares on the basis of the parameters described in, and permitted by, such trading plan;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Common Shares covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the Selling Shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Shareholders and any underwriter, broker-dealer or agent regarding the sale of the Common Shares by the Selling Shareholders.

The Common Shares may be sold in one or more transactions at: (1) fixed prices; (2) prevailing market prices at the time of sale; (3) prices related to such prevailing market prices; (4) varying prices determined at the time of sale; or (5) negotiated prices.

In addition, a Selling Shareholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we will, upon being notified by a Selling Shareholder that a distributee intends to sell our securities to the extent required for such sales to be covered by this prospectus, file a prospectus supplement to permit the distributees to use this prospectus to resell the securities acquired in the distribution. The Selling Shareholder also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Shareholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required for such sales to be covered by this prospectus, promptly file a supplement to this prospectus to name specifically such person as a Selling Shareholder.

At the time a particular offering of the Common Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Shareholders, the aggregate amount of Common Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Shareholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Common Shares by the Selling Shareholders pursuant to this prospectus for certain periods of time for certain reasons, including if this prospectus is required to be supplemented or amended to include additional material information.

The Selling Shareholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Shareholders will sell any or all of the Common Shares covered by this prospectus. Further, we cannot assure you that the Selling Shareholders will not transfer, distribute, devise or gift the Common Shares by other means not described in this prospectus. In addition, any Common Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Common Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Common Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Shareholders and any other person participating in the sale of the Common Shares will be subject to applicable securities laws, including the Securities Act and the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Common Shares by the Selling Shareholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Common Shares to engage in market-making activities with respect to the particular Common Shares being distributed. This may affect the marketability of the Common Shares and the ability of any person or entity to engage in market-making activities with respect to the Common Shares.

With respect to those Common Shares being registered hereunder, we have agreed, pursuant to the terms of the Registration Rights Supplemental Agreement, dated as of March 28, 2023 (the “Registration Rights Supplemental Agreement”), to indemnify or hold harmless the Selling Shareholders and all of their officers, directors, and agents of each, and control persons, as applicable, against certain liabilities, including certain liabilities under the Securities Act. Such Selling Shareholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Shareholders have agreed to indemnify any broker or underwriter that participates in transactions involving the sale of the Common Shares against certain liabilities, including liabilities arising under the Securities Act.

The foregoing description of the indemnification rights and obligations set forth under the Registration Rights Supplemental Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Supplemental Agreement, which we have filed with the SEC and incorporated by reference herein

For additional information regarding expenses of registration of the Common Shares, see the sections titled “Expenses” and “Use of Proceeds.”

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters concerning U.S. federal law will be passed upon for us by Norton Rose Fulbright US LLP. The validity of the Common Shares registered pursuant to this registration statement of which this prospectus forms a part and other legal matters as to Canadian law will be passed upon for us by Norton Rose Fulbright Canada LLP.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 40-F for the year ended June 30, 2022 have been so incorporated in reliance on the report of the Company’s former auditor, MNP LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

Certain of our operations and assets are located outside the United States, and certain of our officers, directors and shareholders reside outside of the United States, and some of the experts named in the Registration Statement may be residents of a foreign country. See “Enforcement of Judgments Against Foreign Persons”. As a result, it may be difficult for investors in the U.S. to effect service of process within the U.S. upon such directors, officers and representatives of experts who are not residents of the U.S. or to enforce against them judgments of a U.S. court predicated solely upon civil liability under U.S. federal securities laws or the securities laws of any state within the U.S.

We have been advised by our legal counsel, Norton Rose Fulbright Canada LLP, that a judgment of a U.S. court predicated solely upon civil liability under U.S. federal securities laws would probably be enforceable in Canada if the U.S. court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by Norton Rose Fulbright Canada LLP, however, that there is substantial doubt as to whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon U.S. federal securities laws.

We have appointed an agent for service of process in the United States. It may be difficult for investors who reside in the United States to effect service of process in the United States upon us, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against us or its directors and officers. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

We previously filed with the SEC an appointment of agent for service of process on Form F-X. Under Form F-X, we appointed CT Corporation System as our agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC and any civil suit or action brought against or involving us in a United States court arising out of or related to or concerning the offering of securities under this prospectus.

ENFORCEMENT OF JUDGMENTS AGAINST FOREIGN PERSONS

Two of our directors reside outside of Canada. These persons have appointed the following agent for service of process in Canada:

Name of Person	Name and Address of Agent

Norman Worthington	Wildeboer Dellelce Corporate Services Inc., Wildeboer Dellelce Place, Suite 800, 365 Bay Street, Toronto, Ontario M5H 2V1
Marc Lederman	Wildeboer Dellelce Corporate Services Inc., Wildeboer Dellelce Place, Suite 800, 365 Bay Street, Toronto, Ontario M5H 2V1

Prospective purchasers of the Common Shares are advised that it may not be possible to enforce judgments obtained in Canada against any person or company that is incorporated, continued or organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

EXPENSES

The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be borne equally by us, on the one hand, and the Selling Shareholders, on the other. With the exception of the SEC registration fee, all amounts are estimates and may change:

SEC registration fee	$4,516.80
Printer fees and expenses	$3,000.00
Legal fees and expenses	$30,000.00
Accounting fees and expenses	$3,500.00
Miscellaneous	$0.00
Total	$41,016.80

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act relating to this offering of the Common Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

We are subject to the full informational requirements of the securities commissions or similar regulatory authority in all provinces of Canada. Purchasers are invited to read and copy any reports, statements or other information, other than confidential filings, that we file with the Canadian provincial securities commissions or similar regulatory authority. These filings are also electronically available from SEDAR at www.sedar.com and from EDGAR at www.sec.gov.

We are also subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our senior management, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 40-F containing financial statements audited by an independent registered public accounting firm.

We maintain a corporate website at www.sangoma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 40-F and any other reports on Form 6-K that we subsequently furnish to the SEC under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	our Annual Report on Form 40-F for the year ended June 30, 2022, filed with the SEC on September 27, 2022;

•	our Reports on Form 6-K filed with the SEC on October 4, 2022, October 12, 2022, October 14, 2022, November 14, 2022, November 16, 2022, December 14, 2022, February 10, 2023, February 27, 2023, and February 28, 2023; and

•	the description of our Common Shares contained in our Registration Statement on Form 8-A12B filed with the SEC on December 15, 2021.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address: 100 Renfrew Drive, Suite 100, Markham, Ontario, L3R 9R6, Attn: Samantha Reburn, General Counsel and Corporate Secretary. Please direct your telephone requests to us at 905-474-1990.

Sangoma Technologies Corporation

12,271,637 Common Shares

PROSPECTUS

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors, Officers and Employees

Under the Business Corporations Act (Ontario), the Company may indemnify a director or officer of the Company, a former director or officer of the Company or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an “individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, on the condition that (i) such individual acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the Company’s request; and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Company shall not indemnify the individual unless the individual had reasonable grounds for believing that his or her conduct was lawful.

Further, the Company may, with the approval of a court, indemnify an individual in respect of an action by or on behalf of the Company or other entity to obtain a judgment in its favor, to which the individual is made a party because of the individual’s association with the Company or other entity against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfills the conditions in (i) and (ii) above. Such individuals are entitled to indemnification from the Company in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual’s association with the Company or other entity as described above, provided the individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

Subject to the Business Corporations Act (Ontario), the by-laws of the Company provide that the Company shall indemnify the directors and officers of the Company, former directors or officers of the Company, any individual who acts or has acted at the Company’s request as a director or officer of a body corporate of which the Company is or was a shareholder or creditor, and that individual’s heirs, executors, administrators and other legal personal representatives (each an “Indemnified Person”) from and against (a) any and all liability, costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment which is reasonably incurred by such Indemnified Person in respect of any civil, criminal, action, suit or administrative proceeding that is proposed or commenced against such individual for or in respect of the execution of the duties of such individual’s office or by reason of such individual being or having been a director or officer of the Company or such body corporate; and (b) all other costs, charges and expenses that such Indemnified Person sustains or incurs in respect of the affairs of the Company. The Company shall also indemnify the Indemnified Persons in such other circumstances as the Business Corporations Act (Ontario) or law permits or requires.

The Company maintains directors’ and officers’ liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Company in their capacity as directors and officers and also reimburses the Company for payments made pursuant to the indemnity provisions under the by-laws of the Company and the Business Corporations Act (Ontario).

* * * *

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

* * * *

Item 9. Exhibits

The following documents are filed as part of this registration statement on Form F-3:

Exhibit Number	Exhibit Description
2.1	Description of Securities of Sangoma Technologies Corporation (incorporated by reference to the Company’s Registration Statement on Form 8-A12B filed with the SEC on December 15, 2021).
3.1*	Articles of Amalgamation, Articles of Amendment and By-Laws of Sangoma Technologies Corporation.
4.1*	Registration Rights Supplemental Agreement, dated as of March 28, 2023, by and between Sangoma Technologies Corporation and the selling shareholders identified on the signature pages thereto.
5.1*	Legal Opinion of Norton Rose Fulbright Canada LLP.
10.1*	Stock Purchase Agreement, dated as of January 28, 2021, by and among Sangoma Technologies US Inc., Sangoma Technologies Corporation, StarBlue Inc., Blue Face Holdings Limited, Star2Star Holdings, LLC and the Sellers’ Representative named therein (the “Stock Purchase Agreement”).
10.2*	Amendment No. 1 to the Stock Purchase Agreement, dated as of March 27, 2023, by and among Sangoma Technologies US Inc., Sangoma Technologies Corporation, StarBlue Inc., Blue Face Holdings Limited, Star2Star Holdings, LLC and the Sellers’ Representative named therein.
23.1*	Consent of Independent Registered Public Accounting Firm - MNP LLP.
23.2*	Consent of Norton Rose Fulbright Canada LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
107*	Filing fee table.

*	Filed herewith.

Item 10. Undertakings

(a)	The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ontario, Canada, on March 28, 2023.

Sangoma Technologies Corporation

By:	/s/ Larry Stock
Name:	Larry Stock
Title:	Chief Financial Officer

POWER OF ATTORNEY

The undersigned officers and directors of Sangoma Technologies Corporation hereby constitute and appoint Larry Stock with full power of substitution, as our true and lawful attorney-in-fact and agent to take any actions to enable the Company to comply with the Securities Act, and any rules, regulations and requirements of the SEC, in connection with this registration statement on Form F-3, including the power and authority to sign for us in our names in the capacities indicated below any and all further amendments to this registration statement and any other registration statement filed pursuant to the provisions of Rule 462 under the Securities Act.

Pursuant to the requirements of the Securities Act, this registration statement on Form F-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Norman Worthington	Interim Executive Chairman of the Board of Directors	March 28, 2023
Norman Worthington	(Principal Executive Officer)

/s/ Larry Stock	Chief Financial Officer	March 28, 2023
Larry Stock	(Principal Financial and Accounting Officer)

/s/ Allan Brett	Director	March 28, 2023
Allan Brett

/s/ Al Guarino	Director	March 28, 2023
Al Guarino

/s/ Marc Lederman	Director	March 28, 2023
Marc Lederman

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement on Form F-3, in the capacity of the duly authorized representative of Sangoma Technologies Corporation in the United States, on March 28, 2023.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director